John Deedrick Joins Bacterin Board of Directors

BELGRADE, Mont., September 12, 2012 /PRNewswire/ — Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and antimicrobial coatings for medical applications, announces John Deedrick has joined Bacterin’s board of directors effective September 6, 2012. With this addition, the board will have six members.

Mr. Deedrick is an experienced senior executive with 15 years experience in healthcare venture capital and business consulting.  Mr. Deedrick also has 12 years of experience in the high tech defense industry.  He has served as a corporate venture capitalist for Mayo Clinic and a Founder and General Partner for Accuitive Medical Ventures.  Mr. Deedrick also serves as President and CEO of CHIP Solutions and is Founder and Chairman of GreatDeeds, a Minnesota non-profit organization. Mr. Deedrick has served on the board of numerous early stage healthcare companies over the last 15 years.

“John brings to our board strong skills in the area of health care operations, growing early stage life science companies, and the use of information technology to improve operating effectiveness,” said Guy Cook, Bacterin’s CEO. “We are pleased to have him join us."

Mr. Deedrick received his undergraduate degree from Northwestern College (Roseville, MN) and his MBA from St. Thomas University (St. Paul, MN).

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses bioactive coatings for various medical device applications. Bacterin's strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to launch beta and full product releases, the Company's ability to obtain FDA concurrence use for anti-microbial coatings in a timely manner; the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of increased taxation, changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Hayden IR
James Carbonara, Regional Vice President
646-755-7412
james@haydenir.com

Brett Maas, Managing Partner
646-536-7331
brett@haydenir.com